UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 21, 2015
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On July 21, 2015, Novation Companies, Inc. (the “Company”) held its Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the Company's shareholders through the solicitation of proxies, and the proposals are as described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 1, 2015, and as subsequently supplemented (the “Proxy Statement”). The results of the shareholder vote are as follows:

Proposal 1 – Election of Class I and Class II Directors
The following individuals were elected to serve as Class I directors to hold office until the 2018 Annual Meeting of the Company's shareholders and until their successors are elected and qualify.

Director Nominee	For	Against	Abstain	Broker Non-Votes
Art N. Burtscher	30,472,010	16,972,793	4,278,930	29,951,885
Robert G. Pearse	48,681,902	2,645,253	396,578	29,951,885

The following individual was elected to serve as a Class II director to hold office until the 2016 Annual Meeting of the Company's shareholders and until his successor is elected and qualifies.

Director Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey E. Eberwein	48,209,956	3,117,324	396,453	29,951,885

Proposal 2 – Ratification of the Selection of the Independent Registered Public Accounting Firm
Our shareholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain
76,304,642	4,410,132	960,844

Proposal 3 – Advisory Vote on the Approval of Compensation of the Named Executive Officers
Our shareholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
35,554,553	7,912,510	8,256,670	29,951,885

Proposal 4 – Approval and Adoption of the Company's 2015 Incentive Stock Plan
Our shareholders approved and adopted the Company’s 2015 Incentive Stock Plan (the "2015 Plan"), which replaces the Company's 2004 Incentive Stock Plan, as amended from time to time (the "2004 Plan"). The Board has authorized a share reserve of 5,397,974 shares for the 2015 Plan, which is equal to the 1,897,974 shares remaining under the 2004 Plan plus an additional 3,500,000 shares.

For	Against	Abstain	Broker Non-Votes
35,689,680	6,279,896	9,754,157	29,951,885

Proposal 5 – Approval and Adoption of the Amendment to the Company's Articles of Amendment and Restatement Designed to Protect the Tax Benefits of the Company's Net Operating Loss Carryforwards
Our shareholders approved and adopted an amendment to our Articles of Amendment and Restatement (the "Protective Amendment"), which is designed to prevent certain transfers of the Company's Common Stock that could result in an ownership change under Section 382 of the Internal Revenue Code and, therefore, significantly impair the value of the Company's net operating loss carryforwards ("NOLs").

For	Against	Abstain	Broker Non-Votes
49,865,104	1,339,091	519,538	29,951,885

Proposal 6 – Ratification of the Company's NOL Rights Plan Designed to Protect the Tax Benefits of the Company's Net Operating Loss Carryforwards and Approve and Extension of Its Term.
Our shareholders ratified the Company's NOL Rights Plan and approved an extension of its term for a period of thirty-six (36) months following the filing of the Protective Amendment (see Proposal 5 above) with the State of Maryland. The NOL Rights Plan is intended to protect shareholder value by attempting to preserve the Company's ability to use its NOLs to reduce the Company's future income tax liability.

For	Against	Abstain	Broker Non-Votes
41,352,557	2,375,421	7,995,755	29,951,885

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: July 21, 2015	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Financial Officer